CONSULTING AGREEMENT ADDENDUM

      This Addendum ("Addendum") is made and entered into and effective on this 1st day of August, 2004 by and between IQ BIOMETRIX, INC., a Delaware corporation with a principal place of business at Suite 304, 39111 Paseo Padre Parkway, Fremont, California 94538 ("Company"), and DANIEL MCKELVEY with an address of 201 Mission Street, Suite 1930, San Francisco, CA 94105 ("Consultant"). The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company, and Consultant is willing to perform such services, on terms set forth more fully below. In consideration of the mutual promises contained herein, the parties agree as follows:

1. SERVICES, COMPENSATION, AND TERM

      1.1 Consultant agrees to perform for the Company the services ("Services") described in the Agreement dated August 1, 2003 ("Agreement). All terms and conditions from the Agreement shall continue and be used for this Addendum, unless changed by this Addendum.

      1.2 The term of this Addendum is six (6) months.

      1.3 Compensation shall be the same as in the Agreement, Appendix A. In addition, the Board of Directors or authorized committee thereof will grant to the Consultant a warrant to purchase 300,000 shares of common stock over the Term of the Agreement, prorated quarterly in advance. This grant will replace the grant of 200,000 shares from the original Agreement. The warrant shall be exercisable at any time before midnight on July 31, 2009. The exercise price shall be set equal to the fair market value of the underlying common stock as of the date of grant. The warrant shall also provide for "cashless" exercise. .

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year below.

DATE:                                   COMPANY
                                        IQ BIOMETRIX, INC.


August 1, 2004                          By:
--------------                             -------------------------------------
                                           William B. G. Scigliano
                                           President and Chief Executive Officer

DATE:                                   CONSULTANT
                                        DANIEL MCKELVEY


August 1, 2004                          By:
--------------                             -------------------------------------
                                           Daniel McKelvey